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                                                                    EXHIBIT 23.1
                                                 CONSENT OF INDEPENDENT AUDITORS

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                           CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NVR, Inc.:

We consent to the use of our reports incorporated herein by reference in the prospectus.

Each of our reports incorporated herein by reference contains an explanatory paragraph as to the implementation, on September 30, 1993, of "fresh start" accounting and reporting as set forth in AICPA Statement of Position 90-7, "FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE."

Each of our reports for NVR, Inc. and NVR Financial Services, Inc. incorporated herein by reference contains an explanatory paragraph as to the adoption, effective January 1, 1995, of the provisions of Statement of Financial Accounting Standards No. 122, "ACCOUNTING FOR MORTGAGE SERVICING RIGHTS."




/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
May 30, 1996


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